                                                        SCHEDULE 14A INFORMATION

                    ----------------------------------------

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

--------------------------------------------------------------------------------

                             J & J SNACK FOODS CORP.
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)   Title of each class of securities to which transaction applies:

               N/A
--------------------------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               N/A
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               N/A
--------------------------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               N/A
--------------------------------------------------------------------------------
         (5)   Total fee paid:

               N/A
--------------------------------------------------------------------------------
         [ ]   Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               N/A
--------------------------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               N/A
--------------------------------------------------------------------------------
         (3)   Filing Party:

               N/A
--------------------------------------------------------------------------------
         (4)   Date Filed:

               N/A

                         [J&J SNACK FOODS LOGO OMITTED]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 5, 2004

TO OUR SHAREHOLDERS:

   The Annual Meeting of Shareholders of J & J SNACK FOODS CORP. will be held on Thursday, February 5, 2004 at 10:00 A.M., E.S.T., at the Cherry Hill Hilton, Route 70 and Cuthbert Boulevard, Cherry Hill, New Jersey 08034 for the following purposes:

          1.   To elect two directors;

          2. To vote on approval of certain performance-based compensation payable to Gerald B. Shreiber as more fully described in the Proxy Statement.

          3. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed December 8, 2003 as the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF- ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             By Order of the Board of Directors,
                             Dennis G. Moore,
                             Secretary

December 18, 2003

                         [J&J SNACK FOODS LOGO OMITTED]



                              6000 Central Highway
                              Pennsauken, NJ 08109

                              --------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                              --------------------

   The enclosed proxy is solicited by and on behalf of J & J Snack Foods Corp. (the "Company" or "J & J") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, February 5, 2004 at 10:00 A.M., E.S.T., at the Cherry Hill Hilton, Route 70 and Cuthbert Boulevard, Cherry Hill, New Jersey 08034 and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is December 18, 2003. Sending a signed proxy will not affect the shareholder's right to attend the Meeting and vote in person since the proxy is revocable. The grant of a later proxy revokes this proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of proxy or votes the shares subject to the proxy by written ballot.

   The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph, e-mail or teletype by directors, officers or employees of the Company without additional compensation. The Company is required to pay the reasonable expenses incurred by record holders of the common stock, no par value per share, of the Company (the "Common Stock") who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock they hold of record, upon request of such record holders.

   A form of proxy is enclosed herewith. This Proxy Statement and the accompanying form of proxy are being first mailed to shareholders on or about December 18, 2003. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock FOR the election of the nominees for director.

   The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know about a reasonable time before the proxy solicitation, and are presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

   The Company had 8,783,402 shares of Common Stock outstanding at the close of business on December 8, 2003 the record date. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and a nominee must receive a majority of "for" votes to be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. An abstention, withholding of authority to vote for or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. Shareholders do not have approval or dissenter rights with respect to election of Directors.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

   Two (2) directors are expected to be elected at the Annual Meeting to serve on the Board of Directors of the Company until the expiration of their term as indicated below or until their successors are duly elected and qualified.

   The following table sets forth certain information with respect to the director nominees. The director nominees were nominated by the Board of Directors. All of the director nominees, Messrs. Brown and Lodish, currently serve as directors of the Company. There are no family relationships among the current directors or executive officers of the Company. Mr. Brown was elected to the Board in December 2003 to fill the remaining term of Stephen N. Frankel who resigned. Pursuant to New Jersey law, Mr. Brown's election as a director for the period beyond the February 5, 2004 meeting of shareholders, is being submitted to the shareholders for approval.

                                                                            Year of
                                                                         Expiration of
              Name                 Age     Position                    Term as Director
------------------------------------------------------------------------------------------
Sidney Brown(1)(2)                 46      Director                          2008
Leonard M. Lodish (1)(2)           60      Director                          2009

---------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

Information concerning Director Nominees

   Leonard M. Lodish became a director in 1992. He is Samuel R. Harrell Professor in the Marketing Department and Vice Dean, Wharton West of The Wharton School at the University of Pennsylvania where he has been a professor since 1968. He is a Director of Franklin Electronic Publishing, Inc.(maker of portable electronic reference works) and Decision One (Technology Servicing).

   Sidney R. Brown is the Chief Executive Officer of NFI, a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing and real estate development. He is Vice Chairman of Sun National Bank, a national bank operating in New Jersey, Delaware and Pennsylvania.

Information Concerning Continuing Directors and Executive Officers

                                                                                                                     Year of
                                                                                                                  Expiration of
              Name                 Age     Position                                                             Term as Director
-----------------------------------------------------------------------------------------------------------------------------------
Dennis G. Moore                    48      Senior Vice President, Chief Financial Officer,                            2007
                                           Secretary, Treasurer and Director
Robert M. Radano                   54      Senior Vice President, Chief Operating Officer and Director                2006
Gerald B. Shreiber                 62      Chairman of the Board, Chief Executive Officer and President               2005
Peter G. Stanley(1)(2)             61      Director                                                                   2006
Daniel Fachner                     43      President of the ICEE Company
Michael Karaban                    57      Senior Vice President, Marketing

---------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

   Gerald B. Shreiber is the founder of the Company and has served as its Chairman of the Board, President, and Chief Executive Officer since its inception in 1971.

   Dennis G. Moore joined the Company in 1984, and has served in various capacities since that time. He was named Chief Financial Officer in 1992 and was elected to the Board of Directors in 1995.

   Robert M. Radano joined the Company in 1972 and in May 1996 was named Chief Operating Officer of the Company. Prior to becoming Chief Operating Officer, he was Senior Vice President, Sales responsible for national foodservice sales of the Company. He was elected to the Board of Directors in 1996.

   Peter G. Stanley became a director in 1983. From September 1996 to November 1999, Mr. Stanley was a self-employed business consultant. Since November 1999 he is the Vice President of Emerging Growth Equities, Ltd., an investment banking firm.

Executive Officers Who Are Not Directors

   Daniel Fachner has been an employee of The ICEE Company since 1979 and became its President in August 1997.

   Michael Karaban has been an employee of J & J Snack Foods Corp. in charge of its Marketing Department since 1992, and in February 2002 was elected its Senior Vice President, Marketing.

Board of Directors, Committees and Attendance at Meetings

Attendance at the Board of Directors Meetings
---------------------------------------------

   The Board of Directors held four meetings during the 2003 fiscal year. None of the directors attended less than 75% of all of the meetings of the Board of Directors (held during the period for which he was a director) and the meetings of all committees of the Board on which such director served.

   The Board of Directors has an Audit Committee, a Compensation Committee, but does not have a Nominating Committee.

The Audit Committee
-------------------

   During the fiscal year ended September 27, 2003, the Audit Committee was composed of all independent directors, as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The members of the Audit Committee during this period were Messrs. Frankel, Lodish and Stanley. The principal functions of the Audit Committee include, but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Company and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Company's financial statements and the independent audit thereof; and (iii) the approval, prior to the engagement of, the Company's independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Company's independent auditors. The Audit Committee convened six (6) times during the 2003 fiscal year.

   The Audit Committee currently does not have an Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002. Rather, the Audit Committee members believe that each of their individual experiences provide the Audit Committee with sufficient experience and expertise to allow them to perform their duties as members of the Audit Committee.

The Compensation Committee
--------------------------

   The Compensation Committee fixes the compensation of the chief executive officer and administers the Company's stock option plans. During the 2003 fiscal year, the Compensation Committee met one (1) time.

Director Compensation

   Each director receives annual grants under the Deferred Stock Plan of 1,500 shares as well as $750 per quarter as a retainer and $1,000 for attendance at each of its four quarterly Board meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $5,000.

                             EXECUTIVE COMPENSATION

Summary Compensation

   The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities for the 2003, 2002 and 2001 fiscal years:


                                                              Annual Compensation           Long Term Compensation
                                                        ------------------------------    --------------------------
                                                                                          Other Annual    Securities     All Other
             Name and Principal Position                Fiscal                            Compensation    Underlying   Compensation
              ---------------------------                Year     Salary($)   Bonus($)       ($)(1)       Options(#)      ($)(2)
                                                        ------    ---------   --------    ------------    ----------   ------------
Gerald B. Shreiber                                       2003     $550,000    $500,000      $306,000            --        $6,000
 Chairman of the Board, President                        2002     $525,000    $400,000      $694,000        25,000        $6,000
 Chief Executive Officer                                 2001     $500,000    $330,000      $119,000        25,000        $6,000

Robert M. Radano                                         2003     $250,000    $120,000      $ 38,000         2,967        $6,000
 Chief Operating Officer, Senior                         2002     $225,000    $100,000      $130,000         2,598        $6,000
 Vice President of Sales and                             2001     $221,000    $100,000      $ 87,000         4,716        $6,000
 Director

Dennis G. Moore                                          2003     $267,000    $137,000      $ 64,000         2,967        $6,000
 Senior Vice President, Chief                            2002     $255,000    $132,000      $182,000         2,598        $6,000
 Financial Officer and Director                          2001     $244,000    $120,000      $ 95,000         4,716        $6,000

Daniel Fachner                                           2003     $255,000    $215,000      $ 65,000         2,967        $6,000
 President of The ICEE Company                           2002     $245,000    $215,000      $324,000         2,598        $6,000
                                                         2001     $225,000    $150,000      $ 79,000         4,716        $6,000

Michael Karaban                                          2003     $203,000    $ 27,000      $ 31,000         2,000        $6,000
 Senior Vice President, Marketing                        2002     $198,000    $ 25,000      $ 62,000         2,200        $6,000
                                                         2001     $193,000    $ 18,000      $ 36,000         3,000        $6,000

---------------
(1) Value realized upon the exercise of stock options.
(2) 401(K) Profit Sharing Plan Contribution.

Option Grants

   The following table sets forth certain information concerning stock options granted during the 2003 fiscal year to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company.



                                                                                              Potential Realizable Value at
                                                                                              Assumed Annual Rates of Stock
                              Individual Grants                                            Price Appreciation for Option Term
 --------------------------------------------------------------------------------------    ----------------------------------
                              Number of
                              securities    % of Total Options
                              underlying        Granted to
                               Options      Employee in Fiscal   Exercise    Expiration
       Name                  Granted (#)           Year            Price        Date            5%                   10%
-----------------------------------------------------------------------------------------------------------------------------
Gerald B. Shreiber                  0(1)             0%           $33.70       4/30/12        $     0              $     0
Robert M. Radano                2,967(2)             4%           $33.70       9/28/08        $28,000              $61,000
Dennis G. Moore                 2,967(2)             4%           $33.70       9/28/08        $28,000              $61,000
Daniel Fachner                  2,967(2)             4%           $33.70       9/28/08        $28,000              $61,000
Michael Karaban                 2,000(2)             3%           $33.70       9/28/08        $19,000              $41,000

---------------
(1) Under the Option Plan Mr. Shreiber, as Chief Executive Officer, was entitled to 10,000 shares. He waived receipt of those options in fiscal 2003.
(2) All options granted are first exercisable on 9/28/06


Option Exercises and Holdings

   The following table summarizes exercises of stock options during fiscal year 2003 by the Chief Executive Officer and highly compensated executives and the number of unexercised options and the value of unexercised options held at the end of fiscal year 2003.

                                         Aggregated Option Exercises in Last Fiscal Year
                                                and Fiscal Year-End Option Values

                                                                  Number of Unexercised        Value of Unexercised In-the-Money
                          Shares Acquired on        Value         Options at FY-End(#)                Options at FY-End($)
       Name                  Exercise (#)       Realized ($)    Exercisable/Unexercisable          Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Gerald B. Shreiber              25,000            $306,000           225,000/25,000                     $  2,948,000/$0
Robert M. Radano                 4,371            $ 38,000             6,000/10,281                     $126,000/$59,000
Dennis G. Moore                  6,349            $ 64,000            11,371/10,281                     $194,000/$59,000
Daniel Fachner                   4,371            $ 65,000             6,000/10,281                     $126,000/$59,000
Michael Karaban                  3,000            $ 31,000             4,000/ 7,200                     $ 84,000/$38,000

Option Repricing

   The following table sets forth information concerning repricings of options held by executive officers of the Company during the last ten completed fiscal years:

                         Ten-Year Option/SAR Repricings

                                                                                                                        Length of
                                                      Number of                                                          Original
                                                      Securities       Market Price      Exercise                      Option Term
                                                      Underlying        of Stock at       Price at                     Remaining At
                                                     Options/SARs        Time of           Time of         New           Date of
                                                     Repriced or       Repricing or     Repricing or     Exercise      Repricing or
     Name                                 Date       Amended (#)         Amendment      Amendment ($)    Price ($)       Amendment
------------------------------------------------------------------------------------------------------------------------------------
Robert M. Radano                          8/l/96       6,000*             $9.75            $12.375         $9.75          58 months
Senior Vice President,
Chief Operating
Officer

Dennis G. Moore                           8/l/96       6,000*             $9.75            $12.375         $9.75          58 months
Senior V.P., Chief
Financial Officer,
Secretary/Treasurer

Daniel Fachner                            8/l/96       5,000*             $9.75            $12.375         $9.75          58 months
President,
The ICEE Company

Michael Karaban,                          8/1/96       6,000*             $9.75            $12.375         $9.75          58 months
Senior Vice President - Marketing

---------------
*Effective August 1, 1996, above referenced options to purchase shares of Common Stock at an exercise price of $12.375 per share, granted on May 24, 1996, were canceled and replaced by options to purchase shares at an exercise price of $9.75 per share.

401(k) Profit Sharing Plan

   The Company maintains a 401(K) Profit Sharing Plan for the benefit of eligible employees, and the Company offers a matching contribution based upon the individual employee's contribution. During the fiscal year ended September 27, 2003, matching contributions to the 401(K) Profit Sharing Plan, made by the Company, amounted to $1,071,000.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company and are responsible for developing and making recommendations to the Board with respect to the Company's executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer. The Compensation Committee neither reviews nor approves the decisions of the Chief Executive Officer with respect to the compensation of the other executive officers.

   The Company's compensation is comprised of base salary, bonus, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and the 401(K) Profit Sharing Plan.

Base Salary

   The base salary level for the Company's Chief Executive Officer is competitively set relative to companies in the food industry that are similar to the Company. In obtaining this information, the Company informally reviews newspaper and trade journal reports and information gathered from discussion with others in the industry. No formal survey is undertaken.

Bonuses

   Annual performance standards for each executive officer's area of responsibility are established by the Chief Executive Officer for other executive officers. In some cases, bonuses are linked primarily to achieving increases from the prior year's sales and/or earnings. In other cases, bonuses reflect a more subjective view of an individual's performance.

   While the bonus for Mr. Shreiber was not linked to any specific formula, the Compensation Committee has established a guideline of 3% of Net Earnings excluding extraordinary items. It then considers whether this guideline should be adjusted by other factors. Other factors considered include the long term aspect of the Company's performance and year to year results. Among the items considered by the Committee were the Company's Sales, Operating Income, Operating Income as a percent of sales, Net Earnings, Earnings Per Share, Return on Equity and Stock Price. These items were reviewed for the previous year and for a five year period. The Committee reviewed and considered published reports about the compensation levels of the 100 largest public companies in the Delaware Valley. The Committee also considers matters which are likely to have a long term impact on the Company but may not be reflected on the annual financial statements.

Stock Options

   The Company uses the Stock Option Plan as its long-term incentive plan for executive officers and key employees. The objectives of this Plan are to align the long term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long term equity interest in the Company. Options given to the Chief Executive Officer had been fixed according to the Company's Stock Option Plan. Mr. Shreiber elected not to take the 10,000 options that he was entitled to receive under the Stock Option Plan. Options given to other executive officers are recommended by the Chief Executive Officer and approved by the Compensation Committee. On September 27, 2003, options were awarded to various employees at the then price of $33.70.


                             COMPENSATION COMMITTEE
                               LEONARD M. LODISH
                                PETER G. STANLEY

                            STOCK PERFORMANCE GRAPH


                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG J & J SNACK FOODS CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE S & P PACKAGED FOODS & MEATS INDEX

                                                             Cumulative Total Return
                                        ----------------------------------------------------------------------
                                            9/98        9/99         9/00        9/01        9/02        9/03

J & J SNACK FOODS CORP.                   100.00      106.76        69.94      101.35      199.19      193.41
NASDAQ STOCK MARKET (U.S.)                100.00      163.12       217.03       88.74       69.90      106.49
S & P PACKAGED FOODS & MEATS              100.00       96.23        91.18      109.95      109.36      118.59

*$100 invested on 9/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright(C)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm


Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of any changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with during fiscal 2003.

                               SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of December 1, 2003 concerning
(i) each person or group known to J & J to be the beneficial owner of more than 5% of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's four most highly compensated executive officers for the 2003 fiscal year, and (iv) the beneficial ownership of Common Stock by J & J's directors and all executive officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power.


                 Name and Address                      Shares Owned      Percent
                of Beneficial Owner                  Beneficially (1)   of Class
--------------------------------------------------------------------------------
Directors, Nominees and Named Executive Officers
Gerald B. Shreiber ..............................       2,367,489(2)        26%
 6000 Central Highway
 Pennsauken, NJ 08109
Sidney R. Brown .................................             -0-            *
Leonard M. Lodish ...............................          36,000(3)         *
Dennis G. Moore .................................          50,188(4)         *
Robert M. Radano ................................          60,687(5)         *
Peter G. Stanley ................................          47,161(3)(6)      *
Daniel Fachner ..................................          21,763(7)         *
Michael Karaban .................................          23,617(8)         *
All executive officers and directors as a group
  (8 persons)....................................       2,606,905(9)        32%

Five percent Shareholders

Barclays Global Investors, NA ...................         569,776            6%
45 Fremont Street
San Francisco, CA 94106

Systematic Financial Management .................         474,315            5%
2 Executive Drive
Fort Lee, NJ 07024

---------------
* Less than 1%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 225,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Shreiber and exercisable within 60 days from the date of this Proxy Statement, 29,649 shares held for the benefit of Mr. Shreiber in J & J's 401(k) Plan and 61,275 shares owned by a charitable foundation in which Mr. Shreiber has the right to vote and dispose of the shares.

(3) Includes 27,000 shares of Common Stock issuable upon the exercise of options and exercisable within 60 days from the date of this Proxy Statement and 4,500 shares issuable under the Deferred Stock Plan.

(4) Includes 11,371 shares of Common Stock issuable upon the exercise of options granted to Mr. Moore and exercisable within 60 days from the date of this Proxy Statement and 1751 shares held for the benefit of Mr. Moore in the Company's 401(k) Plan and 1,499 shares in the Company's Stock Purchase Plan.

(5) Includes 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Radano and exercisable within 60 days from the date of this Proxy Statement and 2,314 shares in the Company's Stock Purchase Plan.

(6) Includes 15,661 shares owned jointly with Mr. Stanley's spouse with shared voting and investment power.

(7) Includes 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Fachner and exercisable within 60 days from the date of this Proxy Statement and 735 shares held for the benefit of Mr. Fachner in the Company's 401(k) Plan and 1,038 shares in the Company's Stock Purchase Plan.

(8) Includes 4,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Karaban and exercisable within 60 days from the date of this Proxy Statement and 3,565 shares in the Company's Stock Purchase Plan.

(9) Includes 306,371 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors of J & J and exercisable within 60 days from the date of this Proxy Statement and 9,000 shares issuable under the Deferred Stock Plan.

                             SHAREHOLDER PROPOSALS

   As to all such matters which the Company does not have notice on or prior to December 18, 2003 discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2004 Meeting to vote on such proposal. This procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Company's proxy materials related to the 2005 Meeting. A shareholder proposal regarding the 2005 Meeting must be submitted to the Company at its office located at 6000 Central Highway, Pennsauken, New Jersey 08109, by October 9, 2004 to receive consideration for inclusion in the Company's 2005 proxy materials. Any such proposal must also comply with the proxy rules under the Securities Exchange Act, including Rule 14a-8.

                             AUDIT COMMITTEE REPORT

   In November, 2003 the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, Grant Thornton LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence discussion with Audit Committees", the Audit Committee has discussed with and received the required written disclosures and confirming letter from Grant Thornton LLP regarding its independence and has discussed with Grant Thornton LLP its independence. Based upon the review and discussions referred to above, the Audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 27, 2003.

   This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement except to the extent that the Company specifically requests that the report be specifically incorporated by reference.

   The Audit Committee of the Board of Directors has selected Grant Thornton LLP to be employed as the Company's independent certified public accountants to make the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by the Company with the Securities and Exchange Commission during the ensuing year.


                                AUDIT COMMITTEE

                                PETER G. STANLEY
                               LEONARD M. LODISH

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's independent public accountant for the fiscal year ended September 27, 2003, was the firm of Grant Thornton LLP. The Audit Committee has selected Grant Thornton LLP to be the Company's independent auditor for 2004. The selection of the Company's independent auditor is not being submitted to Shareholders because there is no legal requirement to do so.

   A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions from Shareholders. The representative will have the opportunity to make a statement if he or she so desires.

Principal Accountant Fees and Services

   Aggregate fees for professional services rendered for the Company by Grant Thornton, LLP as of or for the years ended September 27, 2003 and 2002 were:

                                                2003        2002
                                                ----        ----

            Audit Fees                        $222,000    $211,000
            Audit Related Fees                $  9,000    $  8,000
            Tax Fees                          $123,000    $ 81,000
            All Other fees                    $ 12,000    $ 10,000
                                              --------    --------

            Total                             $366,000    $310,000
                                              ========    ========


   All of the services performed by the Company independent auditors, including audit related and non-audit related services, were pre-approved by the Audit Committee.

   The Audit Fees for the years ended September 27, 2003 and September 28, 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, and issuance of consents, and assistance with review of documents filed with the SEC.

   Tax Fees for the years ended September 27, 2003 and September 28, 2002 were for services performed in connection with income tax services other than those directly related to the audit of the income tax accrual.

   The amount listed above for "All Other Fees," includes fees incurred related to acquisitions, accounting research and other special projects.

   The Audit Committee has considered and determined that the services provided by Grant Thornton LLP are compatible with maintaining Grant Thornton LLP's independence.

   The aggregate fees included in Audit fees are fees billed for the fiscal years for the audit of the Company's annual financial statements and reviews of interim financial statements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

   Of the time expended by the Company's principal accountant to audit the Company's financial statements for the fiscal year ended September 27, 2003, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

           PROPOSAL TO APPROVE CERTAIN PERFORMANCE-BASED COMPENSATION
                             FOR GERALD B. SHREIBER

   Shareholders are being asked to approve a bonus formulae for the Chief Executive Officer equal to 2.5 percent of Company's Net Earnings.

   The Company's Chief Executive Officer, Gerald B. Shreiber, has his compensation fixed annually by the Compensation Committee which is composed of three (3) independent Directors. His compensation consists of a salary, bonus, stock options and a 401(k) Profit Sharing Plan Contribution. Under the Option Plan approved by the Stockholders at the last annual meeting, Mr. Shreiber is annually entitled to 10,000 options. For the 2003 fiscal year, Mr. Shreiber waived receipt of the options.

   For fiscal 2003 Mr. Shreiber's salary and bonus totaled $1,050,000. Section 162(m) of the Internal Revenue Code denies a publicly held corporation, such as the Company, a deduction for federal income tax purposes for compensation in excess of $1 million per year paid after January 1, 1994 to such Corporation's Chief Executive officer ("CEO") and the four other employees who are the highest compensated officers (other than the CEO). The deduction limit of Section 162(m) applies to any compensation in excess of $1 million that could otherwise be deducted in a taxable year, except for enumerated types of payments, including payments that meet the requirements in Section 162(m) for performance-based compensation. Under the requirements for performance-based compensation set forth in Section 162(m), compensation will not be subject to the deduction limit if: (1) it is payable on account of the attainment of one or more performance goals; (2) the performance goals are established by a Compensation Committee of the Board of Directors that is comprised solely of two or more outside directors; (3) the material terms of the compensation and the performance goals are disclosed to and approved by shareholders before payment and (4) the Compensation Committee certifies that the performance goals have been satisfied before payment.

   Since under Section 162(m) $50,000 of the compensation paid to Mr. Shreiber will be non-deductible by the Company, the Compensation Committee considered it prudent to establish a bonus formulae which would comply with 162(m). As described in the Compensation Committee report, the Compensation Committee had established a guideline of 3 percent of Net Earnings excluding extraordinary items to be used in calculating Mr. Shreiber's bonus. The Compensation Committee then subjectively considered certain criteria. Such subjective considerations are not permissible under Section 162(m). Therefore, the Committee has established a bonus formulae for Mr. Shreiber of 2.5 percent of Net Earnings. If that formulae were used in fiscal 2003, Mr. Shreiber would have received $495,000 as a bonus. The Compensation Committee will still annually determine Mr. Shreiber's salary.

   The performance-based bonus plan established for Mr. Shreiber is conditioned upon approval by the shareholders at the February 5, 2004 annual meeting. If the Company does not obtain shareholder approval of this bonus formulae for Mr. Shreiber, then his bonus will continue to be determined annually by the Compensation Committee using the criteria discussed in the Compensation Committee report. However, in such event if the total salary and bonus paid to Mr. Shreiber in any fiscal year exceeds $1,000,000, such excess will not be deductible by the Company.

   The Board of Directors recommends that you vote "FOR" approval of this Proposal.

                                 OTHER MATTERS

   The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                             ADDITIONAL INFORMATION

   The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference room in Washington, D.C. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Shareholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary in writing at 6000 Central Highway, Pennsauken, NJ 08109, Attn: Dennis G. Moore.

   A copy of our 2003 Annual Report to Shareholders is being mailed to each stockholder with this Proxy Statement.

                                By Order of the Board of Directors,
                                Dennis G. Moore, Secretary





























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